UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2010 (December 7, 2010)

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

As previously reported on Park National Corporation’s (“Park”) Current Report on Form 8-K, dated December 8, 2010 and filed with the Securites and Exchange Commission (the “SEC”) at 9:06 a.m., Eastern Time, on that date (the “Early Morning December 8, 2010 Form 8-K”), Park entered into securities purchase agreements with certain institutional investors, pursuant to which Park agreed to sell, in a registered direct public offering, an aggregate of 71,984 common shares, Series A Common Share Warrants, which are exercisable within six months of the closing date, to purchase up to an aggregate of 35,992 common shares (the “Series A Warrants”), and Series B Common Share Warrants, which are exercisable within 12 months of the closing date, to purchase up to an aggregate of 35,992 common shares (the “Series B Warrants” and, collectively with the Series A Warrants, the “Warrants”) for total gross proceeds of approximately $5.0 million. The purchase price for each Common Share together with one-half of a Series A Warrant and one-half of a Series B Warrant is $69.46 (the “Per Share Purchase Price”), which was the closing price of Park’s common shares on December 2, 2010. Each Warrant entitles the investor to purchase one common share at $76.41, or 110% of the Per Share Purchase Price, subject to anti-dilution provisions that require adjustment to reflect stock dividends and splits, pro-rata distributions, certain cash dividends and certain fundamental transactions. The closing of the offering is expected to take place no later than December 10, 2010, subject to the satisfaction of customary closing conditions.

The common shares, Series A Warrants, Series B Warrants and common shares issuable upon exercise of the Warrants will be issued pursuant to a prospectus supplement filed on December 8, 2010 with the SEC in connection with a takedown from Park’s shelf registration on Form S-3 (Registration File No. 333-159454), which was declared effective by the SEC on May 22, 2009. A copy of the opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, relating to the common shares and the Warrants to be sold pursuant to the securities purchase agreements and the common shares issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On December 7, 2010, Park entered into a letter agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as exclusive placement agent on a “reasonable best efforts” basis in connection with the sale of 71,984 common shares together with the Series A Warrants and the Series B Warrants in the registered direct public offering described above. Park has agreed to pay the Placement Agent an aggregate fee equal to 3% of the gross proceeds from the sale of the common shares and Warrants in the offering, plus 3% of the aggregate gross proceeds Park receives, if any, from the exercise of the Warrants. Park has also agreed to provide the Placement Agent with a non-accountable expense allowance equal to 1% of the aggregate gross proceeds raised by Park in the proposed placement, but in no event more than $40,000.

A copy of the letter agreement with the Placement Agent, a copy of the form of securities purchase agreement and a copy of the form of Series A / Series B Warrant are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the letter agreement with the Placement Agent, the securities purchase agreements and the Warrants are subject to, and qualified in their entirety by, such documents.

On December 8, 2010, Park issued a news release announcing the offering. A copy of the news release was attached as Exhibit 99.1 to the Early Morning December 8, 2010 Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Form of Series A / Series B Common Share Warrant
5.1	Opinion of Vorys, Sater, Seymour and Pease LLP
10.1	Letter Agreement, dated December 7, 2010, by and between Park National Corporation and Rodman & Renshaw, LLC.
10.2	Form of Securities Purchase Agreement – Common Shares and Warrants
23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)
23.2	Consent of Crowe Horwath LLP
99.1
News Release issued by Park National Corporation on December 8, 2010 announcing agreements for direct placement of $5.0 million in capital (incorporated herein by reference to Exhibit 99.1 to Park National Corporation’s Current Report on Form 8-K dated December 8, 2010 and filed on December 8, 2010 at 9:06 a.m., Eastern Time (File No. 1-13006)).

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 8, 2010	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated December 8, 2010

Park National Corporation

Exhibit No.	Description
4.1	Form of Series A / Series B Common Share Warrant

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP

10.1	Letter Agreement, dated December 7, 2010, by and between Park National Corporation and Rodman & Renshaw, LLC
10.2	Form of Securities Purchase Agreement – Common Shares and Warrants
23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)
23.2	Consent of Crowe Horwath LLP
99.1
News Release issued by Park National Corporation on December 8, 2010 announcing agreements for direct placement of $5.0 million in capital (incorporated herein by reference to Exhibit 99.1 to Park National Corporation’s Current Report on Form 8-K dated December 8, 2010 and filed on December 8, 2010 at 9:06 a.m., Eastern Time (File No. 1-13006)).